EXHIBIT 10(S-2)


                                 FIRST AMENDMENT
                                     TO THE
                            LONG TERM INCENTIVE PLAN
                              OF EMCOR GROUP, INC.


     This First Amendment to the EMCOR Group, Inc. Long Term Incentive Plan is made as of December 23, 2008.

     NOW, THEREFORE, the Long Term Incentive Plan is hereby amended as follows:


     1. Section 2 is hereby amended so that the definition of "Unforeseeable Emergency" reads in its entirety as follows:

"'Unforeseeable Emergency' means, in the case of any Participant, a severe financial hardship resulting from an event or expenditure described in or contemplated by Section 1.409A-3(i)(3) of the Treasury Regulations, as determined by the Compensation Committee."

     2. Section 6.2 is hereby amended so that it reads in its entirety as follows:

     "6.2 Early Vesting and Distribution. In the event of a Change of Control that is also a "change in control event" as defined in Section 1.409A-3(i)(5) of the Treasury Regulations, or if a Participant's employment (a) shall be terminated by the Company without Cause or (b) shall be terminated by a Participant for Good Reason or by reason of his Retirement (provided, in the case of Retirement, the Plan shall have been in effect for at least three years) or (c) shall be terminated by the Company or the Participant by reason of his Disability, or the Participant shall die while employed by the Company or a Subsidiary, then in such case as of the date of such Change of Control or such termination of employment, as the case may be, all Stock Units in a Participant's Account(s) shall vest and an equal number of shares of Company Stock shall be promptly (and in all events by the end of the calendar year in which such date falls or by the 15th day of the third month following such date, if later) issued in respect thereof; provided if at the relevant time the Participant is a specified employee, any such distribution on account of a separation from service shall be delayed for six months following the Participant's separation from service or until the Participant's death if earlier. The responsibility for determining whether a Change of Control is a "change in control event" as defined above shall rest with the Compensation Committee; provided that in the absence of an express and reasonable determination to the contrary with respect to a Change of Control, the Compensation Committee shall be deemed to have determined that the Change of Control is a "change in control event" as so defined."

     3. Section 6.3 is hereby amended so as to add "and Section 1.409A-3(i)(3) of the Treasury Regulations" immediately before the last period.

     4. Section 7.4 is hereby amended so as to replace the last two sentences with the following text: "Such payment in respect of such period shall be made at the time such payment would have been made had there been no termination of employment; provided that if at the relevant time the Participant is a specified employee, such payment shall be made not earlier than six months following the Participant's separation from service unless the Participant dies prior to payment, in which case payment shall be made on the later to occur of the date of the Participant's death or the date the payment would have been made had the Participant not been a specified employee. If there shall be a Change of Control that is also a "change in control event" as defined in Section 1.409A-3(i)(5) of the Treasury Regulations, promptly thereafter (and in all event by the end of the calendar year in which the Change of Control occurs or by the 15th day of the third month following the date of the Change of Control, if later) each Participant shall be paid his Performance Based Target Bonus in respect of each ongoing Applicable Three Year Period and/or the Applicable Two Year Period in which he participates in accordance with the terms thereof as if the Company's Earnings Per Share for such period was 100% of the applicable EPSO for such period. Whether a Change of Control constitutes a "change in control event" as defined above shall be determined in the same manner as under Section 6.2."

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     5. Section 9.13 ("Effective Date") is hereby renumbered as Section 9.14, and a new Section 9.13 is hereby added to read in its entirety as follows:

     "9.13 Usage of Certain Terms. For purposes of the Plan, all references to termination of employment, retirement, separation from service and similar or correlative terms shall mean a "separation from service" (as defined at Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single "service recipient" with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations; and the term "specified employee" shall mean an individual who is determined by the Company to be a specified employee as defined in subsection (a)(2)(B)(i) of Section 409A. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A of the Code, any of the special elective rules prescribed in Section 1.409A-1(i) of the Treasury Regulations for purposes of determining "specified employee" status. Any such written election shall be deemed part of the Plan."


     IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

                                    EMCOR GROUP, INC.


                                    By       /S/ FRANK T. MACINNIS
                                       ----------------------------------------
                                       Frank T. MacInnis, Chairman of the Board
                                       and Chief Executive Officer


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                 REVISED SCHEDULE A TO LONG-TERM INCENTIVE PLAN

                                 (As of 1/02/09)


       CLASS A PARTICIPANTS                     PERCENTAGE MULTIPLIER
       --------------------                     ---------------------
       Frank T. MacInnis                                 200%
       Anthony J. Guzzi                                  150%
       Sheldon I. Cammaker                               125%
       R. Kevin Matz                                     125%
       Mark A. Pompa                                     125%
       Michael J. Parry                                  100%

       CLASS B PARTICIPANTS                     PERCENTAGE MULTIPLIER
       --------------------                     ---------------------
       Geoffrey Birkbeck                                 50%
       Michael P. Bordes                                 50%
       Keith Chanter                                     50%
       Edward Dabrowski                                  50%
       Douglas Harrington                                50%
       William Reid                                      50%